RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER RESULTS

Pennsauken, NJ – November 11, 2021 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care and information technology services, today announced financial results for the thirteen and thirty-nine week periods ended October 2, 2021.

RCM Technologies reported revenue of $45.5 million for the thirteen week period ended October 2, 2021 (the current period), a 44.1% increase as compared to $31.6 million for the thirteen week period ended September 26, 2020 (the comparable prior year period). Gross profit was $12.2 million for the current period, a 38.5% increase as compared to $8.8 million for the comparable prior year period.  The Company experienced GAAP operating income of $3.7 million for the current period as compared to a GAAP operating loss of $0.2 million for the comparable prior year period.  The Company experienced Adjusted operating income of $1.6 million for the current period as compared to an Adjusted operating loss of $0.2 million for the comparable prior year period.  The Company experienced Adjusted EBITDA of $1.9 million for the current period as compared to Adjusted EBITDA of $0.2 million for the comparable prior year period.  The Company experienced GAAP net income of $2.8 million, or $0.24 per diluted share, for the current period as compared to a GAAP net loss of $0.2 million, or ($0.02) per diluted share, for the comparable prior year period.

RCM Technologies reported revenue of $139.0 million for the thirty-nine week period ended October 2, 2021 (the current period), a 27.2% increase as compared to $109.2 million for the thirty-nine week period ended September 26, 2020 (the comparable prior year period). Gross profit was $35.3 million for the current period, a 25.4% increase as compared to $28.2 million for the comparable prior year period.  The Company experienced GAAP operating income of $7.0 million for the current period as compared to a GAAP operating loss of $9.1 million for the comparable prior year period.  The Company experienced Adjusted operating income of $5.1 million for the current period as compared to an Adjusted operating loss of $0.7 million for the comparable prior year period.  The Company experienced Adjusted EBITDA of $5.9 million for the current period as compared to Adjusted EBITDA of $0.3 million for the comparable prior year period.  The Company experienced GAAP net income of $5.0 million, or $0.45 per diluted share, for the current period as compared to a GAAP net loss of $7.2 million, or ($0.58) per diluted share, for the comparable prior year period.

On July 30, 2021, the Company sold the principal assets and certain liabilities of its Pickering and Kincardine offices, located in Ontario, Canada. These two offices were often referred to as the Canadian Power Systems business and principally provided engineering services to two major nuclear power providers in Canada.  The two Canadian Power Systems offices were part of a reporting unit within the Company’s Engineering segment. The Company will continue to offer other engineering services in Canada and similar services in the United States.  For the thirteen week periods ended October 2, 2021 and September 26, 2020, these two offices generated revenue of $0.5 million and $2.7 million, respectively. For the thirty-nine week periods ended October 2, 2021 and September 26, 2020, these two offices generated revenue of $4.9 million and $8.6 million, respectively.  The Company recorded a $2.1 million gain on the sale of assets of the Canadian Power Systems business.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “Our third-quarter results demonstrate the tangible progress RCM Technologies has made over the past year. Our team's commitment to executing our vision has translated into tangible results. Compared to this point last year, the Company's business momentum and financial results have shown a stark improvement.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “Our third-quarter results exceeded our expectations. Adjusted EBITDA improved materially over a COVID-impacted third quarter of 2020, but more importantly, it equated to a roughly 70% improvement over the third quarter of 2019. We're excited to carry the momentum into the fourth quarter of 2021 and fiscal 2022. Also, mainly due to the sale of our Canadian Power Systems business, we ended the third quarter with a favorable net debt position. We expect a healthy uptick in debt during the fourth quarter as we invest in working capital.”

Conference Call

On Friday, November 12, 2021, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:00 a.m. Eastern Time.  The dial-in number is (866) 578-1005.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services.  RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America and Serbia.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to the impact of the COVID-19 pandemic, demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Week Periods Ended
	October 2, 2021	September 26, 2020
Revenue	$45,471	$31,561
Cost of services	33,257	22,741
Gross profit	12,214	8,820
Selling, general and administrative	10,332	8,606
Depreciation and amortization of property and equipment	250	292
Amortization of acquired intangible assets	6	80
Write-off of receivables and professional fees incurred related to arbitration	-	-
Tax credit professional fees	50	-
Gain on sale of assets	(2,151)	-
Operating income (loss)	3,727	(158)
Other expense, net	16	253
Income (loss) before income taxes	3,711	(411)
Income tax expense (benefit)	959	(167)
Net income (loss)	$2,752	($244)

Diluted net earnings (loss) per share data	$0.24	($0.02)

	Thirty-Nine Week Periods Ended
	October 2, 2021	September 26, 2020
Revenue	$138,953	$109,246
Cost of services	103,623	81,080
Gross profit	35,330	28,166
Selling, general and administrative	29,396	27,837
Depreciation and amortization of property and equipment	775	793
Amortization of acquired intangible assets	95	240
Write-off of receivables and professional fees incurred related to arbitration	-	8,397
Tax credit professional fees	170	-
Gain on sale of assets	(2,151)	-
Operating income (loss)	7,045	(9,101)
Other expense, net	229	895
Income (loss) before income taxes	6,816	(9,996)
Income tax expense (benefit)	1,801	(2,815)
Net income (loss)	$5,015	($7,181)

Diluted net earnings (loss) per share data	$0.45	($0.58)

RCM Technologies, Inc.

Summary Consolidated Selected Balance Sheet Data

(In Thousands)

	October 2, 2021	January 2, 2021
	(Unaudited)
Cash and cash equivalents	$2,820	$734
Accounts receivable, net	$43,074	$36,007
Total current assets	$47,282	$43,934
Total assets	$70,291	$68,339
Total current liabilities	$33,726	$28,741
Borrowing under line of credit	$7,964	$11,890
Net debt (line of credit less cash)	$5,144	$11,156
Total liabilities	$45,739	$46,101
Stockholders’ equity	$24,552	$22,238

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“EBITDA”, “Adjusted EBITDA” and “Adjusted operating income”) are useful information for investors, shareholders and other stakeholders of our company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  EBITDA, Adjusted EBITDA and Adjusted operating income should not be considered as an alternative to net income as an indicator of performance.  In addition, EBITDA, Adjusted EBITDA, and Adjusted operating income do not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited tables present the Company's GAAP net income and GAAP operating income and the corresponding adjustments used to calculate EBITDA, Adjusted EBITDA and Adjusted operating income for the thirteen and thirty-nine week periods ended October 2, 2021 and September 26, 2020.

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
GAAP net income (loss)	$2,752	($244)	$5,015	($7,181)
Income tax expense (benefit)	959	(167)	1,801	(2,815)
Interest expense	64	126	307	650
Change in fair value of contingent consideration	-	36	52	108
Depreciation of property and equipment	250	292	775	793
Amortization of acquired intangible assets	6	80	95	240
EBITDA (non-GAAP)	$4,031	$123	$8,045	($8,205)

Adjustments
Write-off of receivables and professional fees incurred related to arbitration	-	-	-	8,397
Gain on sale of assets	(2,151)	-	(2,151)	-
Tax credit professional fees	50	-	170	-
(Gain) loss on foreign currency transactions	(48)	91	(130)	137
Adjusted EBITDA (non-GAAP)	$1,882	$214	$5,934	$329

GAAP operating income	$3,727	($158)	$7,045	($9,101)
Adjustments
Write-off of receivables and professional fees incurred related to arbitration	-	-	-	8,397
Gain on sale of assets	(2,151)	-	(2,151)	-
Tax credit professional fees	50	-	170	-
Adjusted operating income (loss) (non-GAAP)	$1,626	($158)	$5,064	($704)

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Week Periods Ended
	October 2, 2021	September 26, 2020
Net income (loss)	$2,752	($244)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities	(1,400)	906
Changes in operating assets and liabilities:
Accounts receivable	(8,673)	6,664
Prepaid expenses and other current assets	1,133	484
Net of transit accounts receivable and payable	(1,326)	149
Accounts payable and accrued expenses	617	(825)
Accrued payroll and related costs	2,007	(125)
Right of use liabilities	(419)	(609)
Income taxes payable	508	(37)
Deferred revenue	3,522	(406)
Deposits	(11)	-
Total adjustments	(4,042)	6,201
Net cash (used in) provided by operating activities	($1,290)	$5,957

Net cash provided by (used in) investing activities	6,229	(249)
Net cash used in financing activities	(3,537)	(6,427)
Effect of exchange rate changes	19	(156)
Increase (decrease) in cash and cash equivalents	$1,421	($875)

	Thirty-Nine Week Periods Ended
	October 2, 2021	September 26, 2020
Net income (loss)	$5,015	($7,181)
Adjustments to reconcile net income (loss) to cash provided by operating activities	1,133	8,027
Changes in operating assets and liabilities:
Accounts receivable	(9,602)	18,891
Prepaid expenses and other current assets	3,090	2,270
Net of transit accounts receivable and payable	(1,449)	1,056
Accounts payable and accrued expenses	2,523	1,914
Accrued payroll and related costs	1,794	825
Right of use liabilities	(1,457)	(1,750)
Income taxes payable	259	94
Deferred revenue	3,522	(406)
Deposits	(6)	40
Total adjustments	(193)	30,961
Net cash provided by operating activities	$4,822	$23,780

Net cash provided by (used in) investing activities	6,098	(400)
Net cash used in financing activities	(8,751)	(24,191)
Effect of exchange rate changes	(83)	(279)
Increase (decrease) in cash and cash equivalents	$2,086	($1,090)

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Week Period Ended October 2, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$16,482	$19,646	$9,343	$45,471
Cost of services	12,694	14,115	6,448	33,257
Gross profit	$3,788	$5,531	$2,895	$12,214
Gross profit margin	23.0%	28.2%	31.0%	26.9%

	Thirteen Week Period Ended September 26, 2020
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$15,087	$9,015	$7,459	$31,561
Cost of services	10,674	6,724	5,343	22,741
Gross profit	$4,413	$2,291	$2,116	$8,820
Gross profit margin	29.3%	25.4%	28.4%	27.9%

	Thirty-Nine Week Period Ended October 2, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$47,882	$63,723	$27,348	$138,953
Cost of services	36,875	47,564	19,184	103,623
Gross profit	$11,007	$16,159	$8,164	$35,330
Gross profit margin	23.0%	25.4%	29.9%	25.4%

	Thirty-Nine Week Period Ended September 26, 2020
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$43,288	$41,896	$24,062	$109,246
Cost of services	30,673	33,037	17,370	81,080
Gross profit	12,615	8,859	6,692	28,166
Gross profit margin	29.1%	21.1%	27.8%	25.8%